Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278340

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 12, 2024)

Up to $93,731,868

Common Stock

We have entered into an at-the-market-sales agreement, or the Sales Agreement, with BTIG, LLC, or BTIG, acting in its capacity as the sales agent, relating to the offer and sale from time to time of up to $100,000,000 of our common stock, par value $0.01 per share. In this prospectus supplement, we refer to a prior prospectus supplement dated May 16, 2023 related to the Sales Agreement and the transactions contemplated thereunder, as the prior prospectus supplement. The prior prospectus supplement provided for the offer and sale from time to time, of shares of our common stock having an aggregate offering price of up to $100,000,000. As of the date of this prospectus supplement, we have issued and sold shares of our common stock pursuant to the Sales Agreement and the prior prospectus supplement for which we have received gross proceeds of approximately $6,268,132, and $93,731,868 remains unsold under the Sales Agreement. The common stock remaining available to be sold under the prior prospectus supplement as of the date of this prospectus supplement will no longer be offered and sold under the prior prospectus supplement, but will instead be offered and sold under this prospectus supplement. Accordingly, this prospectus supplement covers the offer and sale of up to $93,731,868 of our common stock that may be sold under the Sales Agreement as of the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. BTIG is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between BTIG and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay BTIG a commission equal to 3% of the gross proceeds from the sale of common stock issued by us and sold through BTIG as sales agent under the Sales Agreement. See the section titled “Plan of Distribution” for additional information regarding the compensation to be paid to BTIG. In connection with the sale of the common stock on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation payable to BTIG will be deemed underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BTIG with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our common stock is listed on The Nasdaq Capital Market under the symbol “OTLK.” On April 11, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $9.04 per share.

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” on page S-7 of this prospectus supplement and any similar section contained in the accompanying prospectus and in the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG

The date of this prospectus supplement is April 12, 2024

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering of our common stock. Generally, when we refer to this prospectus supplement, we are referring to both parts combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we authorize for use in connection with this offering. We have not and BTIG has not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the securities offered hereby only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities offered hereby and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information appearing in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we authorize for use in connection with this offering is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Except as otherwise indicated or unless the context otherwise requires, references to “company,” “we,” “us,” “our” or “Outlook Therapeutics,” refer to Outlook Therapeutics, Inc. and its consolidated subsidiaries.

Our name “Outlook Therapeutics,” the Outlook Therapeutics logo, LYTENAVA and other trademarks or service marks of Outlook Therapeutics, Inc. appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the information incorporated by reference herein or therein are the property of Outlook Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the information incorporated by reference herein or therein are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and the information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorize for use in connection with this offering, including the risks of investing in our securities discussed under the section titled “Risk Factors” in this prospectus supplement and under similar headings in the documents incorporated by reference, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, or SEC. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, before making your investment decision. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference” in this prospectus supplement.

Overview

We are a biopharmaceutical company working to launch the first ophthalmic formulation of bevacizumab approved by the U.S. Food and Drug Administration, or the FDA, for use in retinal indications. Our goal is to launch directly in the United States as the first and only approved ophthalmic bevacizumab for the treatment of wet age-related macular degeneration, or wet AMD, diabetic macular edema, or DME, and branch retinal vein occlusion, or BRVO. Our plans also include seeking approval and launching the product in the United Kingdom, Europe, Japan and other markets, either directly into those markets or through a strategic partner. If approved, we expect to receive 12 years of regulatory exclusivity in the United States and up to 10 years of market exclusivity in the European Union.

Bevacizumab is a full-length, humanized anti-VEGF (Vascular Endothelial Growth Factor) recombinant monoclonal antibody, or mAb, that inhibits VEGF and associated angiogenic activity. In March 2022, we submitted a BLA with the FDA for ONS-5010 (LYTENAVA (bevacizumab-vikg)), an investigational ophthalmic formulation of bevacizumab, which we have developed to be administered as an intravitreal injection for the treatment of wet AMD and other retinal diseases. In May 2022, we voluntarily withdrew our BLA to provide additional information requested by the FDA. We re-submitted the BLA to the FDA for ONS-5010 on August 30, 2022, and in October 2022, we received confirmation from the FDA that our BLA had been accepted for filing with a Prescription Drug User Fee Act, or PDUFA, date of August 29, 2023 for a review decision by the FDA. On August 29, 2023, we received a Complete Response Letter, or CRL, in which the FDA concluded it could not approve our BLA during this review cycle due to several chemical, manufacturing and control, or CMC, issues, open observations from pre-approval manufacturing inspections, and a lack of substantial evidence. At subsequent Type A meetings with the FDA, we learned that the FDA was also requiring the successful completion of an additional adequate and well-controlled clinical trial evaluating ONS-5010, as well as additional requested CMC data indicated in the CRL to approve ONS-5010 for use in wet AMD.

We agreed to conduct an additional adequate, and well-controlled clinical trial following discussions with the FDA in support of our BLA for ONS-5010. In December 2023, we submitted a Special Protocol Assessment, or SPA, to the FDA for this study (NORSE EIGHT) seeking confirmation that, if successful, it will address the FDA’s requirement for a second adequate and well-controlled clinical trial to support our planned resubmission of the ONS-5010 BLA. In January 2024, we received confirmation that the FDA has reviewed and agreed upon the NORSE EIGHT trial protocol pursuant to the SPA. If the NORSE EIGHT trial is successful, it would satisfy the FDA’s requirement for a second adequate and well-controlled clinical trial to address fully the clinical deficiency identified in the CRL. The first subject was enrolled in NORSE EIGHT in January 2024.  In addition, through a Type A meeting and additional interactions, we have identified the approaches needed to resolve the CMC comments in the CRL. We are working to address the open items and expect to resolve these comments prior to the expected completion of NORSE EIGHT.

Separately, in October 2022 we submitted a Marketing Authorization Application, or MAA, for ONS-5010 with the European Medicines Agency, or the EMA. On December 22, 2022, our MAA was validated for review by the EMA. The MAA was submitted as a ‘full-mixed marketing authorisation application’ based on Article 8.3 of Directive 2001/83/EC. On March 22, 2024, the EMA’s Committee for Medicinal Products for Human Use, or CHMP, issued a positive opinion concerning the authorization of ONS-5010, and a decision by the European Commission is expected within approximately 67 days following the CHMP opinion. ONS-5010 is our sole product candidate in active development.

Our initial BLA submission for ONS-5010 in wet AMD involved three clinical trials, which we refer to as NORSE ONE, NORSE TWO and NORSE THREE. The study design for our clinical program to evaluate ONS-5010 as an ophthalmic formulation of bevacizumab was reviewed at an end of Phase 2 meeting with the FDA in April 2018, and we filed our investigational new drug application, or IND, with the FDA in the first quarter of calendar 2019. In August 2020, we reported achieving the anticipated safety and efficacy and positive proof-of-concept topline results from NORSE ONE, a clinical experience study. NORSE TWO is our pivotal Phase 3 clinical trial comparing ONS-5010 (bevacizumab-vikg) to ranibizumab (LUCENTIS). The topline results reported from NORSE TWO in August 2021 showed that ONS-5010 met the primary and key secondary endpoint for efficacy with clinically impactful change observed for treated patients. The NORSE TWO primary endpoint difference in proportion of subjects gaining at least 15 letters in Best Corrected Visual Acuity, or BCVA, score was met and was both highly statistically significant and clinically relevant. In the intent to treat, or ITT, primary dataset, the percentage of patients who gained at least 15 letters who were treated with ONS-5010, was 41.7%, and the percentage of patients who gained at least 15 letters who were treated with ranibizumab was 23.1% (p = 0.0052). The primary endpoint was also statistically significant and clinically relevant in the secondary per protocol, or PP, dataset (p = 0.04) where the percentages were almost identical, at 41.0% with ONS-5010, and 24.7% with ranibizumab. The key secondary endpoint BCVA score change from baseline to month 11 in the primary ITT dataset was also highly statistically significant and clinically relevant (p = 0.0035). A mean change of 11.2 letters in BCVA score was observed with ONS-5010, and with ranibizumab the mean change was 5.8 letters. The results were also statistically significant in the secondary PP dataset (p = 0.01) with a mean change with ONS-5010 of 11.1 letters versus 7.0 letters with ranibizumab. Additionally, the majority of ONS-5010 subjects maintained or gained BCVA during the study (defined as change from baseline in BCVA ≥ 0), with at least 80% of ONS-5010 subjects maintaining BCVA each month. Results were also positive for the remaining NORSE TWO secondary endpoints with 56.5% (p = 0.0016) of ONS-5010 subjects gaining ≥ 10 letters of vision and 68.5% (p = 0.0116) of ONS-5010 subjects gaining ≥ 5 letters of vision. NORSE THREE is an open-label safety study we conducted to ensure the adequate number of safety exposures to ONS-5010 were available for the initial ONS-5010 BLA submission with the FDA. In March 2021, we reported that the results from NORSE THREE showed a positive safety profile for ONS-5010. The NORSE BLA registration program is also being used to support our MAA submission in the European Union.

As we agreed with the FDA in the SPA, NORSE EIGHT is a randomized, controlled, parallel-group, masked, non-inferiority study of approximately 400 newly diagnosed, wet AMD subjects randomized in a 1:1 ratio to receive 1.25 mg ONS-5010 or 0.5 mg ranibizumab intravitreal injections. Subjects will receive injections at Day 0 (randomization), Week 4, and Week 8 visits. The primary endpoint will be mean change in BCVA from baseline to week 8. The first subject was enrolled in NORSE EIGHT in January 2024. We expect NORSE EIGHT topline results and potential resubmission of the ONS-5010 BLA by the end of calendar year 2024.

Additionally, in November 2021, we began enrolling patients in our NORSE SEVEN clinical trial. The study compares the safety of ophthalmic bevacizumab in vials versus pre-filled syringes in subjects diagnosed with a retinal condition that would benefit from treatment with intravitreal injection of bevacizumab, including exudative age-related macular degeneration, DME, or BRVO. Subjects will be treated for three months, and the enrollment of subjects in the arm of the study receiving ONS-5010 in vials has been completed.

We have also received agreement from the FDA on three Special Protocol Assessments, or SPAs, for three additional registration clinical trials for our ongoing Phase 3 program for ONS-5010. The agreements reached with the FDA on these SPAs cover the protocols for NORSE FOUR, a registration clinical trial evaluating ONS-5010 to treat BRVO, and NORSE FIVE and NORSE SIX, two registration clinical trials evaluating ONS-5010 to treat DME. We intend to initiate these studies following the anticipated FDA approval of our BLA for wet AMD.

Because there are no approved bevacizumab products for the treatment of retinal diseases in the United States and other global major markets, we submitted a standard BLA, and are not using the biosimilar drug development pathway that would be required if Avastin were an approved drug for the targeted diseases. If approved, we believe ONS-5010 has potential to mitigate risks associated with off-label use of unapproved bevacizumab. In the United States, approximately 66.3% of new patient starts are off-label repackaged bevacizumab (ASRS 2022 Membership Survey Presented at ASRS NY 2022).

Recent Developments

Reverse Stock Split

Effective March 13, 2024 at 5:00 p.m. Eastern Time, we effected a 1-for-20 reverse stock split, or the Reverse Stock Split, and proportionate reduction in the number of authorized shares of our common stock. Unless otherwise indicated, all share and per share figures in this prospectus supplement have been adjusted to give retroactive effect to the Reverse Stock Split.

Private Placement

On March 18, 2024, we closed a private placement, or the Private Placement, of shares of our common stock, and, for each share of common stock issued in the Private Placement, each a PIPE Share, accompanying warrants to purchase up to one and a half shares of common stock, or the PIPE Warrants, at a purchase price of $7.00 per PIPE Share and accompanying PIPE Warrant. At closing, we issued an aggregate of 8,571,423 PIPE Shares and PIPE Warrants to purchase an aggregate of 12,857,133 shares of common stock. The PIPE Warrants have an exercise price of $7.70 per share of common stock and will expire on March 18, 2029.

Convertible Note Amendment

In January 2024, we entered into an amendment, or the Note Amendment, our Convertible Promissory Note, or the Note, dated December 22, 2022, with Streeterville Capital, LLC. The Note Amendment, which became effective as of April 1, 2024, amended the Note to, among other things, reduce the initial conversion price of $15.0 million in aggregate principal amount of the Note to $7.00, the purchase price per PIPE Share and accompanying PIPE Warrant in the Private Placement. The remaining principal amount of the Note maintained an initial conversion price of $40.00.

For more information regarding the Private Placement and the Note Amendment, see our Current Report on Form 8-K filed with the SEC on January 24, 2024 and incorporated herein by reference.

Company Information

We initially incorporated in January 2010 in New Jersey as Oncobiologics, Inc., and in October 2015, we reincorporated in Delaware by merging with and into a Delaware corporation. In November 2018, we changed our name to Outlook Therapeutics, Inc. Our headquarters are located at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey, 08830, and our telephone number at that location is (609) 619-3990. Our website address is www.outlooktherapeutics.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common Stock to be Offered by us	Shares of our common stock having an aggregate offering price of up to $93,731,868.

Common Stock to be Outstanding After this Offering	Up to 10,368,569 shares of our common stock, assuming an aggregate of 10,368,569 shares of our common stock are sold at an assumed public offering price of $9.04 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on April 11, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market” offering as defined in Rule 415(a)(4) of the Securities Act, that may be made from time to time, if at all, through BTIG, as the sales agent. See the section titled “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from any sales of shares from this offering, after deducting the sales agent’s commissions and our offering expenses, for working capital and general corporate purposes, including in support of ONS-5010 development and commercialization. See the section titled “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” on page S-7 in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that you may be provided in connection with the offering of shares of common stock pursuant to this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	“OTLK”

The number of shares of our common stock to be outstanding after this offering is based on 21,584,262 shares of our common stock outstanding as of December 31, 2023, after giving pro forma effect to the issuance of the PIPE Shares. The number of shares of our common stock to be outstanding after this offering as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	124 shares of common stock issuable upon the exercise of outstanding performance-based stock unit awards, or PSUs, as of December 31, 2023, whose terms provide for settlement in shares of common stock or cash at our discretion, with a weighted-average exercise price of $999.40 per share;

•	1,334,060 shares of common stock issuable upon exercise of outstanding stock options granted under our 2015 Equity Incentive Plan, or the 2015 Plan, as of December 31, 2023, with a weighted-average exercise price of $26.55 per share;

•	769,455 shares of common stock reserved for future issuance under the 2015 Plan as of December 31, 2023, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under the 2015 Plan;

•	36,407 shares of common stock reserved for future issuance under our 2016 Employee Stock Purchase Plan, or the ESPP, as of December 31, 2023, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under the ESPP;

•	13,223,543 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2023, after giving pro forma effect to the issuance of the PIPE Warrants, with a weighted-average exercise price of $8.58 per share; and

•	shares of common stock which may be issuable upon the conversion of the Note, which had an outstanding principal balance and accrued interest of $35,038,805 as of December 31, 2023 and which, pursuant to the Note Amendment, as of April 1, 2024, had a conversion price of $7.00 with respect to $15.0 million of principal and $40.00 with respect to the remaining principal.

Additionally, the foregoing amounts do not reflect (i) the grant of stock options, subsequent to December 31, 2023, which are exercisable for 1,305,776 shares of common stock under the 2015 Plan with a weighted average exercise price of $6.82 per share and (ii) up to $93,731,868 of our common stock that remained available for sale at December 31, 2023 under the Sales Agreement and the prior prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below, together with the risks and uncertainties discussed under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q as filed with the SEC and as incorporated by reference herein, and as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference herein. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section herein titled “Special Note Regarding Forward-Looking Statements.”

Additional Risks Related to This Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in a manner that may not yield a favorable return to our securityholders.

If you purchase shares in this offering, you will suffer immediate dilution of your investment. You will experience further dilution if we issue additional equity securities in future financing transactions.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the as-adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share after this offering. Assuming that an aggregate of 10,368,569 shares of our common stock are sold at an assumed public offering price of $9.04 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on April 11, 2024, for aggregate gross proceeds of $93,731,868, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $5.22 per share, representing the difference between the assumed public offering price and our pro forma as adjusted net tangible book value per share after giving effect to this offering.

In addition, we have stock options and warrants outstanding. To the extent that such outstanding securities are exercised for shares of our common stock, investors purchasing our securities in this offering may experience further dilution.

We may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

The shares of common stock offered hereby may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Purchasers who purchase shares of common stock under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Sales of shares of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $93,731,868 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to BTIG at any time throughout the term of the Sales Agreement. The number of shares that are sold by BTIG after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with BTIG. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements, other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “predict,” “potential,” “should,” “will,” the negative of terms like these or other comparable terminology. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the initiation, timing, progress and results of our clinical trials of our lead product candidate, ONS-5010;

•	our reliance on our contract manufacturing organizations and other vendors;

•	whether the results of our clinical trials will be sufficient to support domestic or global regulatory approvals;

•	our ability to obtain and maintain regulatory approval for ONS-5010 in the United States and other markets;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved, for commercial use;

•	our ability to fund our working capital requirements;

•	the rate and degree of market acceptance of our current and future product candidates, including our commercialization strategy and manufacturing capabilities for ONS-5010;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to compete in the markets we serve;

•	the factors that may impact our financial results;

•	the anticipated use of proceeds from this offering; and

•	our expectations and estimates regarding the sufficiency of our cash resources and our need for additional funding.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus supplement in their entirety, as well as any amendments thereto reflected in subsequent filings with the SEC. These risks are not exhaustive. Additional factors could harm our business and financial performance, such as risks associated with the current macroeconomic environment, including as a result of the impacts of inflation, high interest rates, current or potential future bank failures or ongoing overseas conflicts. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Under this prospectus supplement and the accompanying prospectus, and in accordance with the Sales Agreement, we may issue and sell shares of our common stock having aggregate sales proceeds of up to $93,731,868 from time to time, through BTIG. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including in support of ONS-5010 development and commercialization.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing of regulatory approvals of ONS-510 for wet AMD, timing and progress of our research and development efforts of ONS-5010 for other indications, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for ONS-5010. Accordingly, our management will retain broad discretion over the use of such proceeds.

Pending application of the net proceeds as described above, we intend to invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our historical net tangible book value as of December 31, 2023 was approximately $(24.3) million, or $(1.87) per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 13,012,833 shares of our common stock outstanding as of December 31, 2023.

After giving effect to the issuance and sale of 8,571,423 PIPE Shares and PIPE Warrants to purchase an aggregate of 12,857,133 shares of common stock for net proceeds of approximately $55.9 million in the Private Placement, our pro forma net tangible book value as of December 31, 2023 would have been approximately $31.6 million, or $1.46 per share of our common stock.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $93,731,868 at an assumed public offering price of $9.04 per share, which was the last sale price of our common stock on April 11, 2024 as reported on The Nasdaq Capital Market, less the estimated commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at December 31, 2023 would have been $122.2 million, or $3.82 per share. This represents an immediate increase in pro forma net tangible book value of $2.36 per share to existing stockholders and an immediate dilution of $5.22 per share to investors in this offering. The following table illustrates this per share dilution.

Assumed public offering price per share		$9.04
Historical net tangible book value per share as of December 31, 2023	$(1.87)
Increase in historical net tangible book value per share attributable to pro forma adjustments described above	3.33
Pro forma net tangible book value per share as of December 31, 2023	1.46
Increase per share attributable to new investors purchasing shares in this offering	$2.36
Pro forma as adjusted net tangible book value per share as of December 31, 2023 after giving effect to this offering		$3.82
Dilution per share to new investors purchasing shares in this offering		$5.22

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or securities convertible into common stock, the issuance of these securities could result in further dilution to our stockholders.

This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering. An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $9.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $93,731,868 is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $3.89 per share and would increase the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $5.65 per share, after deducting estimated offering expenses and commissions payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $9.04 per share shown in the table above, assuming all of our common stock in the aggregate amount of $93,731,868 is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $3.75 per share and would decrease the dilution in pro forma as adjusted net tangible book value per share to new investors in this offering to $4.79 per share, after deducting estimated offering expenses and commissions payable by us.

The foregoing table and discussion are based on 21,584,262 shares of our common stock outstanding as of December 31, 2023, after giving pro forma effect to the issuance of the PIPE Shares. The number of shares of our common stock to be outstanding after this offering excludes:

•	124 shares of common stock issuable upon the exercise of outstanding PSUs as of December 31, 2023, whose terms provide for settlement in shares of common stock or cash at our discretion, with a weighted-average exercise price of $999.40 per share;

•	1,334,060 shares of common stock issuable upon exercise of outstanding stock options granted under the 2015 Plan as of December 31, 2023 with a weighted-average exercise price of $26.55 per share;

•	769,455 shares of common stock reserved for future issuance under the 2015 Plan as of December 31, 2023, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under the 2015 Plan;

•	36,407 shares of common stock reserved for future issuance under the ESPP as of December 31, 2023, as well as any future automatic annual increases in the number of shares of common stock reserved for issuance under the ESPP;

•	13,223,543 shares of common stock issuable upon exercise of outstanding warrants as of December 31, 2023, after giving pro forma effect to the issuance of the PIPE Warrants, with a weighted-average exercise price of $8.58 per share; and

•	shares of common stock which may be issuable upon the conversion of the Note, which had an outstanding principal balance and accrued interest of $35,038,805 as of December 31, 2023 and which, pursuant to the Note Amendment, as of April 1, 2024, had a conversion price of $7.00 with respect to $15.0 million of principal and $40.00 with respect to the remaining principal.

Additionally, the foregoing amounts do not reflect (i) the grant of stock options, subsequent to December 31, 2023, which are exercisable for 1,305,776 shares of common stock under the 2015 Plan with a weighted average exercise price of $6.82 per share and (ii) up to $93,731,868 of our common stock that remained available for sale at December 31, 2023 under the Sales Agreement and the prior prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement under which we may issue and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through them as Sales Agent.

On April 12, 2024, we amended the Sales Agreement to give effect to the registration statement to which this prospectus supplement relates. In this prospectus supplement, we refer to a prior prospectus supplement dated May 16, 2023 related to the Sales Agreement and the transactions contemplated thereunder, as the prior prospectus supplement. The prior prospectus supplement provided for the offer and sale from time to time, of shares of our common stock having an aggregate offering price of up to $100,000,000. As of the date of this prospectus supplement, we have issued and sold shares of our common stock pursuant to the Sales Agreement and the prior prospectus supplement for which we have received gross proceeds of approximately $6,268,132, and $93,731,868 remains unsold under the Sales Agreement. The common stock remaining available to be sold under the prior prospectus supplement as of the date of this prospectus supplement will no longer be offered and sold under the prior prospectus supplement, but will instead be offered and sold under this prospectus supplement. Accordingly, this prospectus supplement covers the offer and sale of up to $93,731,868 of our common stock that may be sold under the Sales Agreement as of the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and accompany prospectus may be made in negotiated transactions, which may include block trades, or by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq.

Each time that we wish to issue and sell shares of our common stock under the Sales Agreement, we will provide BTIG with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, BTIG, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or BTIG may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions. BTIG, in its sole discretion, may decline to accept any placement notice.

BTIG will provide written confirmation to us no later than the opening of the trading day on Nasdaq following the trading day on which shares of our common stock are sold through BTIG, as sales agent under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to BTIG in connection with the sales.

Settlement for sales of common stock under the Sales Agreement will occur on the second trading day following the date on which such sales are made (or on such other date as is industry practice for regular-way trading), unless otherwise specified in the applicable placement notice, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BTIG may agree upon.

We will pay BTIG commissions for services in acting as our sales agent in the sale of our common stock pursuant to the Sales Agreement. BTIG will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the Sales Agreement. We also have agreed to reimburse BTIG for reasonable out-of-pocket expenses, including the fees and disbursements of their counsel, incurred in connection with entering into the Sales Agreement, in an amount not to exceed $65,000, and fees and disbursements of the BTIG’s counsel on a quarterly basis not to exceed $6,500.

We estimate that the total expenses for this offering, excluding compensation payable to BTIG and certain expenses reimbursable to BTIG under the terms of the Sales Agreement, will be approximately $300,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through BTIG under the Sales Agreement, the net proceeds to us and the compensation paid by us to BTIG in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BTIG will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to BTIG against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act.

BTIG will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, BTIG will not engage in any transactions that stabilize our common stock.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving 10 days’ prior notice to BTIG. BTIG may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a current report on Form 8-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

BTIG and/or its affiliates may in the future provide, various investment banking and other financial services for us, for which services may in the future receive customary fees.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley LLP, New York, New York. Goodwin Procter LLP, San Francisco, California, is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The consolidated financial statements of Outlook Therapeutics, Inc. as of September 30, 2023 and 2022, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus supplement, the accompanying prospectus and incorporated by reference herein and therein. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information and documents listed below that we have filed with the SEC (Commission File No. 001-37759):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 22, 2023, or the 2023 Form 10-K, and amended on January 24, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 filed with the SEC on February 14, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on October 20, 2023, November 2, 2023, December 6, 2023, January 24, 2024, March 7, 2024, March 18, 2024, March 26, 2024, April 2, 2024 and April 12, 2024, to the extent the information in such reports is filed and not furnished; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 29, 2016, as amended on May 11, 2016, including any further amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 of the 2023 Form 10-K.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement, until the termination of the offering of the common stock made by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Outlook Therapeutics, Inc., Attention: Corporate Secretary, 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Our phone number is (609) 619-3990. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus supplement and the accompanying prospectus on our corporate website at www.outlooktherapeutics.com. The information on our website is not incorporated by reference and is not a part of this prospectus supplement.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer up to $300,000,000 of any combination of shares of our common stock, shares of our preferred stock, debt securities and warrants to purchase any of such securities, in one or more offerings as described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “OTLK.” On March 27, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $9.37 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and any similar section contained in the applicable prospectus supplement and in any related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2024.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and involves a number of assumptions and limitations; as a result, actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors.” Although we are responsible for all of the disclosure contained in this prospectus and we believe that the data we use from third parties are reliable, we have not separately verified this data. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections, and estimates.

Except as otherwise indicated or unless the context otherwise requires, references to “company,” “we,” “us,” “our” or “Outlook Therapeutics,” refer to Outlook Therapeutics, Inc. and its consolidated subsidiaries.

Our name “Outlook Therapeutics,” the Outlook Therapeutics logo and other trademarks or service marks of Outlook Therapeutics, Inc. appearing in this prospectus and in any prospectus supplement or free writing prospectus and the information incorporated by reference herein or therein are the property of Outlook Therapeutics, Inc. Other trademarks, service marks or trade names appearing in this prospectus in any prospectus supplement or free writing prospectus and the information incorporated by reference herein or therein are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

We are a biopharmaceutical company working to launch the first ophthalmic formulation of bevacizumab approved by the U.S. Food and Drug Administration, or the FDA, for use in retinal indications. Our goal is to launch directly in the United States as the first and only approved ophthalmic bevacizumab for the treatment of wet age-related macular degeneration, or wet AMD, diabetic macular edema, or DME, and branch retinal vein occlusion, or BRVO. Our plans also include seeking approval and launching the product in the United Kingdom, Europe, Japan and other markets, either directly into those markets or through a strategic partner. If approved, we expect to receive 12 years of regulatory exclusivity in the United States and up to 10 years of market exclusivity in the European Union.

Bevacizumab is a full-length, humanized anti-VEGF (Vascular Endothelial Growth Factor) recombinant monoclonal antibody, or mAb, that inhibits VEGF and associated angiogenic activity. In March 2022, we submitted a BLA with the FDA for ONS-5010 (LYTENAVA (bevacizumab-vikg)), an investigational ophthalmic formulation of bevacizumab, which we have developed to be administered as an intravitreal injection for the treatment of wet AMD and other retinal diseases. In May 2022, we voluntarily withdrew our BLA to provide additional information requested by the FDA. We re-submitted the BLA to the FDA for ONS-5010 on August 30, 2022, and in October 2022, we received confirmation from the FDA that our BLA had been accepted for filing with a Prescription Drug User Fee Act, or PDUFA, date of August 29, 2023 for a review decision by the FDA. On August 29, 2023, we received a Complete Response Letter, or CRL, in which the FDA concluded it could not approve our BLA during this review cycle due to several chemical, manufacturing and control, or CMC, issues, open observations from pre-approval manufacturing inspections, and a lack of substantial evidence. At subsequent Type A meetings with the FDA, we learned that the FDA was also requiring the successful completion of an additional adequate and well-controlled clinical trial evaluating ONS-5010, as well as additional requested CMC data indicated in the CRL to approve ONS-5010 for use in wet AMD.

We agreed to conduct an additional adequate, and well-controlled clinical trial following discussions with the FDA in support of our BLA for ONS-5010. In December 2023, we submitted a Special Protocol Assessment, or SPA, to the FDA for this study (NORSE EIGHT) seeking confirmation that, if successful, it will address the FDA’s requirement for a second adequate and well-controlled clinical trial to support our planned resubmission of the ONS-5010 BLA. In January 2024, we received confirmation that the FDA has reviewed and agreed upon the NORSE EIGHT trial protocol pursuant to the SPA. If the NORSE EIGHT trial is successful, it would satisfy the FDA’s requirement for a second adequate and well-controlled clinical trial to address fully the clinical deficiency identified in the CRL. The first subject was enrolled in NORSE EIGHT in January 2024. In addition, through a Type A meeting and additional interactions, we have identified the approaches needed to resolve the CMC comments in the CRL. We are working to address the open items and expect to resolve these comments prior to the expected completion of NORSE EIGHT.

Separately, in October 2022 we submitted a Marketing Authorization Application, or MAA, for ONS-5010 with the European Medicines Agency, or the EMA. On December 22, 2022, our MAA was validated for review by the EMA. The MAA was submitted as a ‘full-mixed marketing authorisation application’ based on Article 8.3 of Directive 2001/83/EC. The formal review process of the MAA by the EMA’s Committee for Medicinal Products for Human Use, or CHMP, is now underway with an estimated decision date expected in the first half of calendar year 2024. ONS-5010 is our sole product candidate in active development.

Our initial BLA submission for ONS-5010 in wet AMD involved three clinical trials, which we refer to as NORSE ONE, NORSE TWO and NORSE THREE. The study design for our clinical program to evaluate ONS-5010 as an ophthalmic formulation of bevacizumab was reviewed at an end of Phase 2 meeting with the FDA in April 2018, and we filed our investigational new drug application, or IND, with the FDA in the first quarter of calendar 2019. In August 2020, we reported achieving the anticipated safety and efficacy and positive proof-of-concept topline results from NORSE ONE, a clinical experience study. NORSE TWO is our pivotal Phase 3 clinical trial comparing ONS-5010 (bevacizumab-vikg) to ranibizumab (LUCENTIS). The topline results reported from NORSE TWO in August 2021 showed that ONS-5010 met the primary and key secondary endpoint for efficacy with clinically impactful change observed for treated patients. The NORSE TWO primary endpoint difference in proportion of subjects gaining at least 15 letters in Best Corrected Visual Acuity, or BCVA, score was met and was both highly statistically significant and clinically relevant. In the intent to treat, or ITT, primary dataset, the percentage of patients who gained at least 15 letters who were treated with ONS-5010, was 41.7%, and the percentage of patients who gained at least 15 letters who were treated with ranibizumab was 23.1% (p = 0.0052). The primary endpoint was also statistically significant and clinically relevant in the secondary per protocol, or PP, dataset (p = 0.04) where the percentages were almost identical, at 41.0% with ONS-5010, and 24.7% with ranibizumab. The key secondary endpoint BCVA score change from baseline to month 11 in the primary ITT dataset was also highly statistically significant and clinically relevant (p = 0.0035). A mean change of 11.2 letters in BCVA score was observed with ONS-5010, and with ranibizumab the mean change was 5.8 letters. The results were also statistically significant in the secondary PP dataset (p = 0.01) with a mean change with ONS-5010 of 11.1 letters versus 7.0 letters with ranibizumab. Additionally, the majority of ONS-5010 subjects maintained or gained BCVA during the study (defined as change from baseline in BCVA ≥ 0), with at least 80% of ONS-5010 subjects maintaining BCVA each month. Results were also positive for the remaining NORSE TWO secondary endpoints with 56.5% (p = 0.0016) of ONS-5010 subjects gaining ≥ 10 letters of vision and 68.5% (p = 0.0116) of ONS-5010 subjects gaining ≥ 5 letters of vision. NORSE THREE is an open-label safety study we conducted to ensure the adequate number of safety exposures to ONS-5010 were available for the initial ONS-5010 BLA submission with the FDA. In March 2021, we reported that the results from NORSE THREE showed a positive safety profile for ONS-5010. The NORSE BLA registration program is also being used to support our MAA submission in the European Union.

As we agreed with the FDA in the SPA, NORSE EIGHT will be a randomized, controlled, parallel-group, masked, non-inferiority study of approximately 400 newly diagnosed, wet AMD subjects randomized in a 1:1 ratio to receive 1.25 mg ONS-5010 or 0.5 mg ranibizumab intravitreal injections. Subjects will receive injections at Day 0 (randomization), Week 4, and Week 8 visits. The primary endpoint will be mean change in BCVA from baseline to week 8. The first subject was enrolled in NORSE EIGHT in January 2024. We expect NORSE EIGHT topline results and potential resubmission of the ONS-5010 BLA by the end of calendar year 2024.

Additionally, in November 2021, we began enrolling patients in our NORSE SEVEN clinical trial. The study compares the safety of ophthalmic bevacizumab in vials versus pre-filled syringes in subjects diagnosed with a retinal condition that would benefit from treatment with intravitreal injection of bevacizumab, including exudative age-related macular degeneration, DME, or BRVO. Subjects will be treated for three months, and the enrollment of subjects in the arm of the study receiving ONS-5010 in vials has been completed.

We have also received agreement from the FDA on three Special Protocol Assessments, or SPAs, for three additional registration clinical trials for our ongoing Phase 3 program for ONS-5010. The agreements reached with the FDA on these SPAs cover the protocols for NORSE FOUR, a registration clinical trial evaluating ONS-5010 to treat BRVO, and NORSE FIVE and NORSE SIX, two registration clinical trials evaluating ONS-5010 to treat DME. We intend to initiate these studies following the anticipated FDA approval of our BLA for wet AMD.

Because there are no approved bevacizumab products for the treatment of retinal diseases in the United States and other major global markets, we submitted a standard BLA, and are not using the biosimilar drug development pathway that would be required if Avastin were an approved drug for the targeted diseases. If approved, we believe ONS-5010 has potential to mitigate risks associated with off-label use of unapproved bevacizumab. In the United States, approximately 66.3% of new patient starts are off-label repackaged bevacizumab (ASRS 2022 Membership Survey Presented at ASRS NY 2022).

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of the scaled disclosures available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Company Information

We initially incorporated in January 2010 in New Jersey as Oncobiologics, Inc., and in October 2015, we reincorporated in Delaware by merging with and into a Delaware corporation. In November 2018, we changed our name to Outlook Therapeutics, Inc. Our headquarters are located at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830, and our telephone number at that location is (609) 619-3990. Our website address is www.outlooktherapeutics.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, up to a total aggregate offering price of $300,000,000 from time to time in one or more offerings under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants;

•	voting or other rights; and

•	a discussion of material or special U.S. federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters, or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment or other options, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, our common stock or any other securities convertible into shares of common stock, or any redemption rights.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements, other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “seek,” “should,” “will,” “would,” or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	the initiation, timing, progress and results of our clinical trials of our lead product candidate, ONS-5010;

•	our reliance on our contract manufacturing organizations and other vendors;

•	whether the results of our clinical trials will be sufficient to support domestic or global regulatory approvals;

•	our ability to obtain and maintain regulatory approval for ONS-5010 in the United States and other markets;

•	our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved, for commercial use;

•	our ability to fund our working capital requirements;

•	the rate and degree of market acceptance of our current and future product candidates, including our commercialization strategy and manufacturing capabilities for ONS-5010;

•	the implementation of our business model and strategic plans for our business and product candidates;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our expectations regarding government and third-party payor coverage and reimbursement;

•	our ability to compete in the markets we serve;

•	the factors that may impact our financial results; and

•	our expectations and estimates regarding the sufficiency of our cash resources and our need for additional funding.

These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus in their entirety, as well as any amendments thereto reflected in subsequent filings with the SEC. These risks are not exhaustive. Additional factors could harm our business and financial performance, such as risks associated with the current macroeconomic environment, including as a result of the impacts of inflation, high interest rates, current or potential future bank failures or ongoing overseas conflict. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and general corporate purposes, which may include, among other things, funding research and development, clinical trials, vendor payables, potential regulatory submissions, hiring additional personnel and capital expenditures. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products, or assets, though we currently have no specific agreements, commitments, or understandings with respect to any in-licensing or acquisitions.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 60,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

The following summary description of our capital stock is based on the provisions of our restated certificate of incorporation, or our Certificate of Incorporation, our second amended and restated bylaws, or our Bylaws, and the applicable provisions of the Delaware General Corporation Law, or DGCL. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation, our Bylaws and the DGCL. For information on how to obtain copies of our Certificate of Incorporation and our Bylaws, see “Where You Can Find More Information.”

Common Stock

As of March 22, 2024, we had 21,584,256 shares of common stock outstanding, which amount gives effect to a 1-for-20 reverse stock split of our common stock effected on March 14, 2024 and a private placement of shares of our common stock and accompanying warrants to purchase common stock that closed on March 18, 2024.

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of 66⅔% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, will be required to amend certain provisions of our Certificate of Incorporation, including provisions relating to amending our Bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Dividends

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Common Stock Equivalents

As of March 22, 2024, we had issued and outstanding 124 performance stock unit awards and 2,628,610 stock option awards under our equity incentive plans. At such date, we also had outstanding warrants to acquire an aggregate of 13,136,193 shares of our common stock, including the Private Placement Warrants (as defined below).

Private Placement Warrants

On March 18, 2024, in connection with a private placement, we issued warrants to purchase an aggregate of 12,857,133 shares of our common stock, or the Private Placement Warrants. The Private Placement Warrants have a per share exercise price equal to $7.70, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Private Placement Warrants are exercisable only for cash, except in limited circumstances, at any time after the date of issuance, or the Issue Date, and will expire on March 18, 2029. A holder of Private Placement Warrants may not exercise the Private Placement Warrant if the holder, together with its affiliates, would beneficially own more than a specified percentage of the outstanding common stock (4.99%, 9.99% or 19.99%, as applicable), immediately after giving effect to such exercise, which may be increased or decreased at the holders’ option (not to exceed 19.99%), effective 61 days after written notice to us.

In addition, we may require the holders to cash exercise the Private Placement Warrants under certain circumstances as follows: (i) if the volume-weighted average price of our common stock equals or exceeds $20.00 per share (subject to adjustment in the event of stock splits, combinations or similar events) for 30 consecutive days, or the Stock Price Condition, at any time after we publicly announces topline data from our NORSE EIGHT clinical trial evidencing satisfaction of the trial’s primary endpoints, or the NORSE EIGHT Announcement, upon the consent of a majority of the members of our board of directors, we may require the holders to exercise up to 20% of the aggregate number of Private Placement Warrants issued to such holder on the Issue Date; and (ii) we may require up to the remainder of the Private Placement Warrants be exercised (A) if the Stock Price Condition is satisfied at any time after we publicly announce approval from the FDA of the BLA for ONS-5010, upon the consent of a majority of the members of our board of directors or (B) if the Stock Price Condition is satisfied at any time after the NORSE EIGHT Announcement, upon the unanimous consent of the members of our board of directors present at duly called meeting.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Our board of directors has previously designated 1,000,000 shares as “Series A Convertible Preferred Stock,” 200,000 shares as “Series A-1 Convertible Preferred Stock” and 1,500,000 shares as “Series B Convertible Preferred Stock.” As of March 22, 2024, we did not have any shares of preferred stock issued and outstanding.

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Stockholder Registration Rights

Certain holders of our securities, including certain holders of 5% of our capital stock, and certain of our directors are entitled to certain rights with respect to registration of such securities under the Securities Act. These securities are referred to as registrable securities. The holders of these registrable securities possess registration rights pursuant to the terms of registration rights agreements.

In general, the registration of shares of our common stock pursuant to the exercise of registration rights enables the holders to trade such shares without restriction under the Securities Act when the applicable registration statement is declared effective. We generally have agreed to pay the registration expenses for such registration statements, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. We must use commercially reasonable efforts to keep the registration statement effective until the earlier of the date on which all registrable securities covered by such registration statement have been sold, or at such time that the holders of the registrable securities can sell their shares under Rule 144 of the Securities Act during any three-month period.

Anti-Takeover Provisions of Delaware Law and Our Charter Documents

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder;

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation; and

•	in general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Among other things, our Certificate of Incorporation and Bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors is classified into three classes of directors;

•	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	provide that special meetings of our stockholders may be called only by the chairman of our board of directors, our chief executive officer or president or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions requires approval by the holders of at least 66⅔% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our Certificate of Incorporation and our Bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty to us or our stockholders; any action asserting a claim against us arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and may discourage these types of lawsuits. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “OTLK”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other exchange of the preferred stock or other securities covered by such prospectus supplement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equinti Trust Company, LLC. Its address is 48 Wall Street, Floor 23, New York, NY 10005.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate or rates and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional security registrars or transfer agents or rescind the designation of any security registrars or transfer agent or approve a change in the office through which any security registrars or transfer agent acts, except that we will be required to maintain a security registrar and a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We may at any time rescind the designation or any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or any third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section titled “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank or broker may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, transfers, exchanges, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock which is listed on The Nasdaq Capital Market. We have no current plans for listing of the preferred stock, debt securities or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities or warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Rule 103 of Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any prospectus supplement thereto, will be passed upon by Cooley LLP, Chicago, Illinois. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Outlook Therapeutics, Inc. as of September 30, 2023 and 2022, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the September 30, 2023 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses and negative cash flows from operations and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

We maintain a website at http://www.outlooktherapeutics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information and documents listed below that we have filed with the SEC (Commission File No. 001-37759):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the SEC on December 22, 2023, or the 2023 Form 10-K, and amended on January 24, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2023 filed with the SEC on February 14, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on October 20, 2023, November 2, 2023, December 6, 2023, January 24, 2024, March 7, 2024, March 18, 2024 and March 26, 2024, to the extent the information in such reports is filed and not furnished; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 29, 2016, as amended on May 11, 2016, including any further amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.1 of the 2023 Form 10-K.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of the registration statement of which this prospectus is a part but prior to the termination of all offerings of securities covered by this prospectus (Commission File No. 001-37759). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Outlook Therapeutics, Inc., Attention: Corporate Secretary, 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Our phone number is (609) 619-3990. You may also view the documents that we file with the SEC and incorporate by reference in this prospectus on our corporate website at www.outlooktherapeutics.com. The information on our website is not incorporated by reference and is not a part of this prospectus.

Up to $93,731,868 of Common Stock

PROSPECTUS SUPPLEMENT

BTIG

April 12, 2024